Calculation of Filing Fee Tables
S-1
Elauwit Connection, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, par value $0.0001 per share	457(o)			$ 17,253,450.00		$ 2,382.70
Fees Previously Paid	2	Equity	Representative's Warrants to purchase Common Stock	Other					$ 0.00
Fees Previously Paid	3	Equity	Common Stock Underlying Representative's Warrants	457(o)			$ 1,388,907.90		$ 191.81
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 18,642,357.90		$ 2,574.51
			Total Fees Previously Paid:						$ 3,138.93
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act") and includes shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Resales of shares of common stock issuable upon exercise of the representative's warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, this represents the shares underlying the representative's warrants, including additional shares to cover over-allotments, if any. The representative's warrants are exercisable for a number of shares of common stock equal to 7.0% of the number of shares of common stock sold in this offering, at a per share exercise price equal to 115% of the public offering price. The representative's warrants are exercisable immediately for a period of five years after the effective date of the registration statement of which this fee table forms a part of, at any time, and from time to time, in whole or in part. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A